    As filed with the Securities and Exchange Commission on March 25, 1999
                                                              File No. 33-24516

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      To
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             --------------------

                         SYSTEM SOFTWARE ASSOCIATES, INC.
              (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                             36-3144515
   (State or Other Jurisdiction                 (I.R.S. Employer
 of Incorporation or Organization)             Identification No.)

   500 WEST MADISON, 32ND FLOOR
     CHICAGO, ILLINOIS  60606                     (312) 258-6000
   (Address, Including Zip Code,            (Telephone Number, Including
  of Principal Executive Offices)     Area Code, of Principal Executive Offices)

                             --------------------

                        SYSTEM SOFTWARE ASSOCIATES, INC.
                         NONSTATUTORY STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 William Stuek
                            Chief Executive Officer
                        System Software Associates, Inc.
                       500 West Madison Street, 32nd Floor
                            Chicago, Illinois  60606
                      (Name and Address of Agent For Service)
                                 (312) 258-6000

    (Name, address, including zip code, telephone number, including area code, of agent for service)

                             --------------------

===============================================================================
                               Page 1 of 4 pages

    This Post-Effective Amendment No. 1 is being filed to remove from registration 111,402 shares of common stock, $.0033 par value per share, of System Software Associates, Inc., which remain unsold at the termination of the offering of such shares under the System Software Associates, Inc. Nonstatutory Stock Option Plan (the "Plan"). Such offering has been terminated in connection with the merger of the Plan into the System Software Associates, Inc. Long Term Incentive Plan.

                               Page 2 of 4 pages

                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 26th day of March, 1999.

                                      SYSTEM SOFTWARE ASSOCIATES, INC.


                                      By:  /s/ William Stuek
                                          -----------------------------
                                          Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on the dates indicated.


Signature                            Title                    Date
-------------------------------------------------------------------------------
                           Chief Executive Officer and
                           Chairman of the Board of Directors
/s/ William M. Stuek       (Principal Executive Officer)         March 22, 1999
-------------------------
William M. Stuek


                           Executive Vice President, Chief
                           Financial Officer and Director
                           (Principal Financial and Accounting
/s/ Lawrence Zimmerman     Officer)                              March 22, 1999
-------------------------
Lawrence Zimmerman


/s/ William N. Weaver, Jr.  Director                             March 22, 1999
--------------------------
William N. Weaver, Jr.

                               Page 3 of 4 pages


Signature                            Title                    Date
-------------------------------------------------------------------------------


/s/ Douglas Smith          Director                             March 22, 1999
-------------------------
Douglas Smith


/s/ Casey G. Cowell        Director                             March 22, 1999
-------------------------
Casey G. Cowell


/s/ Andrew J. Flipowski    Director                            March 22, 1999
-------------------------
Andrew J. Filipowski


                               Page 4 of 4 pages